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                                  EXHIBIT 99.1

                          FRIEDE GOLDMAN HALTER, INC.


                                                                   PRESS RELEASE
                                                           For immediate release

                   FRIEDE GOLDMAN OFFSHORE TEXAS, PETRODRILL
                            SETTLE CONTRACT DISPUTE

GULFPORT, MS, MAY 30, 2000 - Friede Goldman Halter, Inc. (NYSE: FGH) today announced that its Friede Goldman Offshore Texas ("FGOT") subsidiary has reached an agreement with Petrodrill IV Ltd. and Petrodrill V Ltd. ("Petrodrill") regarding contract disputes over FGOT's construction of two Amethyst-class deepwater semisubmsersible drilling rigs for Petrodrill. The agreements have been approved by the boards of directors of both Friede Goldman Halter and Petrodrill, by the U.S. Maritime Administration, which is providing loan guarantees for the project.

Under the agreements, new delivery dates for the Amethyst 4 and Amethyst 5 are September 15, 2001 and December 15, 2001, respectively. Both parties have agreed to increase the float-out milestone payment by $3 million per rig and to a final $6.4 million payment per rig at delivery, resulting in a new contract value of $186.8 million based upon the new delivery schedules. The parties have also agreed to increased late delivery penalties; however, the company believes that during the past four months it has completed necessary engineering to allow for a smooth completion of the construction plan. In addition, both parties have agreed to terminate all pending litigation related to the project.

"This settlement is a major milestone in the Amethyst project," said John Alford, president and chief operating officer of Friede Goldman Halter. "We can now focus on the process of completing and delivering these rigs with the knowledge that FGOT and Petrodrill are aligned in our objectives."

Friede Goldman Offshore has assigned a veteran project engineer to oversee the timely completion of these rigs. Construction of Amethyst 5 will be transferred from Pascagoula, MS to the company's Orange, TX facility.

"This two-pronged construction plan will enable us to leverage the experience and immediate availability of our Texas workforce while ensuring that we have capacity in each of our facilities to accommodate upgrade and repair projects for long-term customers," Alford concluded.

                                     -more-
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FRIEDE GOLDMAN HALTER
MAY 30, 2000
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Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).

________________________________________________________________________________

           FOR INFORMATION REGARDING THIS OR ANY OF OUR PRESS RELEASES, CONTACT:
                                                                JOHN S. HASTINGS
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987

*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking statements. These statements are based on certain assumptions and analyses made by Friede Goldman International Inc. in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter's Registration Statement on Form S-1, the 1999 Annual Report on Form 10-K, and the company's most recently filed Form 10-Q. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.